UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 05, 2024

Flexsteel Industries Inc

(Exact name of Registrant as Specified in Its Charter)

Minnesota	0-5151	42-0442319
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

385 Bell Street
Dubuque, Iowa		52001-7004
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (563) 556-7730

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	FLXS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On February 5, 2024, Flexsteel Industries, Inc. issued a press release announcing Second Quarter Ended December 31, 2023 operating results. A copy of the Press Release is attached hereto as Exhibit 99.1.

Item 2.05 Costs Associated with Exit or Disposal Activities.

On February 5, 2024, as part of Flexsteel Industries, Inc.'s commitment to improve the customer experience, optimize service levels, and remain cost competitive in the marketplace, the Company is announcing the closure of its Dublin, Georgia manufacturing plant. While difficult, this decision will improve the customer experience through reduced lead times and reduced handling damage and will enable the company to streamline inventory, manufacturing, and logistics execution, while maintaining exceptional quality across our full product offering. Closure of the facility is expected to occur by the end of our fiscal fourth quarter. As part of the transition, the company expects to incur pre-tax restructuring and related expenses between $2.5 million and $3.2 million. The one-time costs include approximately $2.0 million to $2.5 million for employee separations and $0.5 million to $0.7 million for other expenses directly related to the closure. Substantially all of these expenses are expected to result in future cash expenditures primarily during the third and fourth quarters of fiscal year 2024. Once the closure is fully executed, the Company expects annualized savings in the range of $4.0 million to $4.5 million. The Dublin, GA facility will be listed for sale upon closure and the Company anticipates a future one-time gain in excess of the carrying value of the asset.

Item 7.01 Regulation FD Disclosure.

The Company will host a conference call and webcast at 8:00 a.m. Central Time (9:00 a.m. Eastern Time) on Tuesday, February 6, 2024 to discuss results and answer questions. Analysts and investors may participate in the question-and-answer session. The call can be accessed via telephone at 833-816-1123 (domestic) or 412-317-0710 (international) and requesting to be connected with the Flexsteel conference call.

Additionally, interested parties can listen to a live webcast of the call in the Investor Relations section of the Company's website at http://ir.flexsteel.com. An archived version of the webcast will be available in the same location shortly after the live call has ended.

A recorded replay can be accessed through February 13, 2024, by dialing 877-344-7529 (domestic) or 412-317-0088 (international); Replay access code: 4637022.

Item 9.01 Financial Statements and Exhibits.

Exhibit Description

99.1 Press Release by Flexsteel Industries, Inc. dated February 5, 2024.

104 Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLEXSTEEL INDUSTRIES, INC.

Date:	February 5, 2024	By:	/s/ Michael J. Ressler
Michael J. Ressler Chief Financial Officer